UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2008

Tower Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50990 (Commission File Number)	13-3894120 (I.R.S. Employer Identification No.)
120 Broadway, 31st Floor
New York, NY 10271
(Address of principal executive offices)
(212) 655-2000
(Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14b-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On June 17, 2008, Michael H. Lee, President and Chief Executive Officer of Tower Group, Inc. (“TGI”) and Francis M. Colalucci, Senior Vice President and Chief Financial Officer of TGI, addressed the Fox-Pitt Kelton Cochran Caronia Waller Small & Mid-Cap Bank and Insurance Conference in New York City. A copy of their presentation is furnished as Exhibit 99.1 to this report. During the conference, in response to an investor inquiry, Mr. Lee mentioned that the gross premiums written through TGI’s insurance subsidiaries and produced by TRM, TGI’s managing general agent on behalf of other insurance companies, were expected to be in the range between $650 and $700 million for 2008.
     The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
     The following exhibits are furnished as part of this report.

Number	Description
99.1	Investor Conference Presentation

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group, Inc.

Registrant

Date: June 18, 2008	/s/ Francis M. Colalucci

FRANCIS M. COLALUCCI
Senior Vice President &
Chief Financial Officer

EXHIBIT INDEX

Number	Exhibits
99.1	Investor Conference Presentation